Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Northern Oil and Gas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(r) and 457(p)	7,647,500(1)	$29.40	$224,836,500(1)	$0.0001102	$24,776.99

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							$24,776.99

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$41,389.82(3)

	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fees Offset Claims	Northern Oil and Gas, Inc.	S-3	333-255065	April 6, 2021	April 15, 2021	$41,389.82(3)	Unallocated (Universal) Shelf	(3)	(3)	$370,375,000

Fees Offset Sources	Northern Oil and Gas, Inc.	S-3	333-255065	April 6, 2021	April 15, 2021						(2)

(1)	Includes shares that may be issued upon exercise of the 30-day option granted to the underwriters to purchase additional shares.
(2)

In connection with the securities offered hereby and in future filings, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). In this offering and future offerings of securities, the Registrant has calculated and will calculate the registration fee applicable to an offer of securities based on the fee payment rate in effect on the date of such fee payment.

(3)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $700,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-255065) filed with the Securities and Exchange Commission on April 6, 2021 (the “Prior Registration Statement”) and declared effective on April 15, 2021. As of the date of this filing, the Registrant sold an aggregate of $320,625,000, representing $34,980.19 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $379,375,000, representing $41,389.81 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the $24,776.99 registration fee due in connection with this filing against the $41,389.81 unused balance from the registration fee associated with unsold securities, resulting in no fee being due with this filing. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $16,612.83 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to the securities included under future filings. The offering of securities by Northern Oil and Gas, Inc. under the Prior Registration Statement was deemed terminated as of May 15, 2023.